UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2008

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California	1-10709	95-4300881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 29, 2008, PS Business Parks, Inc. issued a press release announcing that it has applied to list its common stock, par value $0.01 per share, and all its outstanding depositary shares representing preferred stock on the New York Stock Exchange (NYSE). Such shares are currently listed on the American Stock Exchange (AMEX). PS Business Parks has informed AMEX of the company’s intention to list its common stock and all its outstanding depositary shares representing interests in preferred stock on the NYSE and to simultaneously delist such securities from the AMEX.

The outstanding depositary shares representing interests in preferred stock that are currently listed on the AMEX and expected to transfer to the NYSE are:

(i) Depositary Shares Each Representing 1/1,000 of a Share of 7.000% Cumulative Preferred Stock, Series H, $0.01 par value per share, currently issued and outstanding;

(i) Depositary Shares Each Representing 1/1,000 of a Share of 6.875% Cumulative Preferred Stock, Series I, $0.01 par value per share;

(ii) Depositary Shares Each Representing 1/1,000 of a Share of 7.950% Cumulative Preferred Stock, Series K, $0.01 par value per share;

(iii) Depositary Shares Each Representing 1/1,000 of a Share of 7.600% Cumulative Preferred Stock, Series L, $0.01 par value per share;

(iv) Depositary Shares Each Representing 1/1,000 of a Share of 7.200% Cumulative Preferred Stock, Series M, $0.01 par value per share;

(v) Depositary Shares Each Representing 1/1,000 of a Share of 7.375% Cumulative Preferred Stock, Series O, $0.01 par value per share;

(vi) Depositary Shares Each Representing 1/1,000 of a Share of 6.700% Cumulative Preferred Stock, Series P, $0.01 par value per share.

PS Business Parks anticipates that its common shares will begin trading on the NYSE on September 9, 2008 under its current symbol “PSB”. The company’s depositary shares representing interests in preferred stock are expected to begin trading on the NYSE on September 9, 2008 under their current trading symbols (PSBPrH; PSBPrI; PSBPrK; PSBPrL; PSBPrM; PSBPrO; PSBPrP). The company’s shares will continue to trade on the AMEX until the transfer date.

A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1: Press release dated August 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: September 2, 2008

By: /s/ Edward A. Stokx

Edward A. Stokx

Chief Financial Officer

News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale, CA 91201-2349

www.psbusinessparks.com

For Release:	Immediately
Date:	August 29, 2008
Contact:	Edward A. Stokx

(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Announces Expected Transfer of Listing of Shares to NYSE

GLENDALE, California – PS Business Parks, Inc. (AMEX:PSB) today announced that it has filed an application to transfer its stock listing for its common stock and depositary shares representing preferred stock to the New York Stock Exchange (NYSE) from the American Stock Exchange (AMEX). PS Business Parks anticipates its common shares will begin trading on the NYSE on September 9, 2008 under its current symbol “PSB.” Similarly, all of the Company’s outstanding series or depository shares representing preferred stock are expected to begin trading on the NYSE on September 9, 2008 under their current trading symbols (PSBPrH; PSBPrI; PSBPrK; PSBPrL; PSBPrM; PSBPrO; PSBPrP). The Company’s shares will continue to trade on the AMEX until the transfer date.

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed equity real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of June 30, 2008, PSB wholly owned approximately 19.6 million rentable square feet with 3,850 customers located in eight states, concentrated in California (5.8 million sq. ft.), Florida (3.6 million sq. ft.), Virginia (3.0 million sq. ft.), Texas (2.9 million sq. ft.), Maryland (1.8 million sq. ft.), Oregon (1.3 million sq. ft.), Arizona (0.7 million sq. ft.) and Washington (0.5 million sq. ft.).

Additional information about PS Business Parks, Inc. is available on the Internet. The Company’s website is www.psbusinessparks.com.

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